Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD SECOND QUARTER 2013 RESULTS
- Second Quarter Diluted EPS Increased 31.9% to $0.62 vs. $0.47 a Year Ago
- Second Quarter Comparable Store Sales Up 10.5%
- Direct Revenue Increased 13.7%
- Merchandise Gross Margin Increased 30 Basis Points to 37.7%
- After-Tax Return on Invested Capital Increased 160 Basis Points

SIDNEY, Neb. (July 25, 2013) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for second quarter fiscal 2013.

For the quarter, total revenue increased 20.7% to $756.8 million; Retail store revenue increased 25.8% to $483.9 million; Direct revenue increased 13.7% to $180.1 million; and Financial Services revenue increased 11.7% to $88.6 million. Comparable store sales increased 10.5%. For the quarter, net income increased 31.5% to $44.5 million compared to $33.9 million in the year ago quarter, and earnings per diluted share were $0.62 compared to $0.47 in the year ago quarter. Year to date cash flows from operations were $183 million compared to $70 million for the same period a year ago.

"This strong showing reflects excellent performance by our next-generation stores and our omni-channel marketing efforts," said Tommy Millner, Cabela's Chief Executive Officer. "Retail expansion continues as a highlight. Our next-generation stores provide the combination of exceptional customer experience and great use of retail space. These next-generation stores continue to yield sales and profit per square foot an extraordinary 40-plus percent better than our legacy stores. Additionally, our legacy stores continue to show improvement in revenue and profit per square foot themselves. We are excited as we continue to accelerate retail square footage expansion."
The 10.5% increase in comp store sales is the seventh consecutive quarter of comp store sales improvement. Excluding firearms, comp store sales increased 9.0% with comp store sales increasing in 32 of 33 stores and in 10 of 13 merchandise subcategories. Furthermore, next-generation stores generated comp store sales that were 600 basis points higher than the legacy stores. In addition to firearms and shooting, hunting apparel, archery and optics were particularly strong.

"Direct revenue increased for the third consecutive quarter," Millner said. "We have made substantial progress in improving our Direct business with more improvement to come. During the quarter, we increased our marketing efforts behind special events such as Spring Great Outdoor Days and Father's Day. In the second half, our omni-channel initiatives will be focused on seamlessly providing the best possible customer experience across all sales channels."
Merchandise gross margin improved 30 basis points to 37.7% compared to the prior year quarter. Merchandise margin increased in 10 of 13 subcategories. Higher margins in most subcategories more than offset the mix effect of lower margin firearms and ammunition.

"It is important to note that our strong sales, improved merchandise margin and a favorable tax rate together allowed us to sharply increase our business building expenditures in the quarter," Millner said. "Our plan to do so was discussed in our first quarter earnings conference call. Specifically, we raised our national advertising, direct marketing spend, and store opening and store labor expense, all while still exceeding our profit objectives. Early success of our 'It's In Your Nature' campaign led us to significantly expand the scope of this national brand advertising."

The tax rate in the quarter was 30.5% compared to 35.9% in the year ago quarter. More effective tax planning in the second quarter of 2013, as well as a state income tax settlement in the second quarter a year ago, led to this reduction in the tax rate. The tax rate is expected to be 32.5-33.5% for the remainder of 2013 and should continue throughout 2014.

The Cabela's CLUB Visa program had another solid quarter. During the quarter, growth in average active credit card accounts accelerated to 10.7% due to increases in new customers, primarily in the Retail and Internet channels. For the quarter, net charge-offs as a percentage of average credit card loans increased to 1.87% compared to 1.86% in the prior year quarter. Increased financial services revenue was driven by increases in interest and fee income as well as interchange income.
"Return on invested capital improved by 160 basis points over the same quarter a year ago," Millner said. "With our strong operational improvements, we are confident in our ability to generate even further improvements in return on invested capital."
"We are certainly pleased with our strong second quarter results and investments we have made to further build the future health of our Company," Millner said. "Our retail stores are performing at very high levels, and our Direct business is showing continued improvement. As a result, we are comfortable with the current external earnings estimates for the third and fourth quarter of 2013."

Conference Call Information

A conference call to discuss second quarter fiscal 2013 operating results is scheduled for today (Thursday, July 25, 2013) at 9:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements
Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding its tax rate being 32.5-33.5% for the remainder of 2013 and continuing throughout 2014, generating even further improvements in return on invested capital, and comfort with current external earnings estimates for the third and fourth quarter of 2013. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 29, 2012), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue:
Merchandise sales	$663,684	$542,662	$1,375,397	$1,077,939
Financial Services revenue	88,578	79,267	174,350	162,722
Other revenue	4,543	5,325	9,555	10,097
Total revenue	756,805	627,254	1,559,302	1,250,758
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	413,465	339,782	872,092	690,502
Cost of other revenue	—	595	68	634
Total cost of revenue (exclusive of depreciation and amortization)	413,465	340,377	872,160	691,136
Selling, distribution, and administrative expenses	275,468	229,049	540,155	455,218
Impairment and restructuring charges	937	—	937	—

Operating income	66,935	57,828	146,050	104,404

Interest expense, net	(3,914)	(6,444)	(9,270)	(10,948)
Other non-operating income, net	1,108	1,450	2,647	2,851

Income before provision for income taxes	64,129	52,834	139,427	96,307
Provision for income taxes	19,584	18,964	45,035	33,611
Net income	$44,545	$33,870	$94,392	$62,696

Earnings per basic share	$0.63	$0.48	$1.34	$0.90
Earnings per diluted share	$0.62	$0.47	$1.32	$0.87

Basic weighted average shares outstanding	70,503,889	70,034,486	70,330,817	69,744,356
Diluted weighted average shares outstanding	71,687,776	71,542,102	71,607,333	71,995,918

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	June 29, 2013	December 29, 2012	June 30, 2012
ASSETS
CURRENT
Cash and cash equivalents	$345,504	$288,750	$347,389
Restricted cash of the Trust	19,412	17,292	15,826
Held-to-maturity investment securities	135,000	—	—
Accounts receivable, net	24,243	46,081	24,400
Credit card loans (includes restricted credit card loans of the Trust of $3,477,891, $3,523,133, and $3,038,415), net of allowance for loan losses of $62,500, $65,600, and $67,050	3,442,685	3,497,472	2,994,459
Inventories	696,101	552,575	577,120
Prepaid expenses and other current assets	85,547	132,694	134,999
Income taxes receivable and deferred income taxes	40,090	54,164	31,142
Total current assets	4,788,582	4,589,028	4,125,335
Property and equipment, net	1,125,591	1,021,656	928,442
Land held for sale	18,708	23,448	36,666
Economic development bonds	79,043	85,041	88,335
Other assets	31,296	28,990	28,919
Total assets	$6,043,220	$5,748,163	$5,207,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $24,571, $28,928, and $23,287	$337,389	$285,039	$273,662
Gift instrument, credit card rewards, and loyalty rewards programs	254,968	262,653	221,449
Accrued expenses	137,551	180,906	109,699
Time deposits	364,487	367,350	261,340
Current maturities of secured variable funding obligations of the Trust	—	325,000	—
Current maturities of long-term debt	8,410	8,402	8,394
Total current liabilities	1,102,805	1,429,350	874,544
Long-term time deposits	825,023	680,668	796,704
Secured long-term obligations of the Trust, less current maturities	2,154,750	1,827,500	1,827,500
Long-term debt, less current maturities	374,854	328,133	331,725
Deferred income taxes	13,401	10,571	31,084
Other long-term liabilities	101,539	95,962	98,473

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued – 70,563,558, 70,545,558, and 70,542,289 shares;
Outstanding – 70,549,821, 70,053,144, and 69,742,289 shares	706	705	705
Additional paid-in capital	338,397	351,161	346,007
Retained earnings	1,130,819	1,036,427	925,610
Accumulated other comprehensive income	1,674	5,542	4,322
Treasury stock, at cost – 13,737, 492,414, and 800,000 shares	(748)	(17,856)	(28,977)
Total stockholders’ equity	1,470,848	1,375,979	1,247,667
Total liabilities and stockholders’ equity	$6,043,220	$5,748,163	$5,207,697

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenue:
Retail	$483,923	$384,693	$970,672	$730,024
Direct	180,124	158,453	405,282	348,648
Financial Services	88,578	79,267	174,350	162,722
Other	4,180	4,841	8,998	9,364
Total revenue	$756,805	$627,254	$1,559,302	$1,250,758

Operating Income (Loss):
Retail	$91,073	$71,224	$175,751	$115,451
Direct	30,731	29,165	75,628	63,339
Financial Services	25,915	21,276	50,016	50,278
Other	(80,784)	(63,837)	(155,345)	(124,664)
Total operating income	$66,935	$57,828	$146,050	$104,404

As a Percentage of Total Revenue:
Retail revenue	63.9%	61.3%	62.2%	58.4%
Direct revenue	23.8	25.3	26.0	27.9
Financial Services revenue	11.7	12.6	11.2	13.0
Other revenue	0.6	0.8	0.6	0.7
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	18.8%	18.5%	18.1%	15.8%
Direct operating income	17.1	18.4	18.7	18.2
Financial Services operating income	29.3	26.8	28.7	30.9
Total operating income as a percentage of total revenue	8.8	9.2	9.4	8.3

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Interest and fee income	$81,189	$72,085	$162,438	$145,193
Interest expense	(15,937)	(12,689)	(29,788)	(26,580)
Provision for loan losses	(11,851)	(12,198)	(24,626)	(18,844)
Net interest income, net of provision for loan losses	53,401	47,198	108,024	99,769
Non-interest income:
Interchange income	85,697	74,939	163,327	143,366
Other non-interest income	1,400	3,981	2,683	8,020
Total non-interest income	87,097	78,920	166,010	151,386
Less: Customer rewards costs	(51,920)	(46,851)	(99,684)	(88,433)

Financial Services revenue	$88,578	$79,267	$174,350	$162,722

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Interest and fee income	9.6%	9.6%	9.7%	9.8%
Interest expense	(1.9)	(1.6)	(1.8)	(1.8)
Provision for loan losses	(1.4)	(1.6)	(1.5)	(1.2)
Interchange income	10.1	10.0	9.7	9.6
Other non-interest income	0.2	0.4	0.2	0.6
Customer rewards costs	(6.1)	(6.4)	(5.9)	(6.0)
Financial Services revenue	10.5%	10.4%	10.4%	11.0%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP REVENUE MEASURES OF FINANCIAL SERVICES SEGMENT
(Dollars in Thousands)
(Unaudited)

On July 13, 2012, the parties to the Visa antitrust litigation announced that they had entered into a memorandum of understanding to enter into a settlement agreement to resolve their claims. On November 9, 2012, the settlement received preliminary court approval.  The settlement agreement requires, among other things, the distribution to class merchants of an amount equal to 10 basis points of default interchange across all credit rate categories for a period of eight consecutive months. As a result of the preliminary court approval, the Company recorded a liability of $12.5 million as of December 29, 2012, to accrue for the proposed settlement as a reduction of interchange income in the Financial Services segment. However, in May 2013, a group of plaintiffs opted out of the proposed settlement. Consequently, the Company re-evaluated the impact of the 10 basis point reduction of default interchange and determined that its estimated liability for the proposed settlement be reduced by $1.2 million in the second quarter ended June 29, 2013, resulting in a liability of $11.3 million outstanding as of June 29, 2013. Upon final approval, it is expected that the Company's merchandising business will benefit modestly from this interchange reduction and receive its share of the cash payment related to the settlement agreement, which has not been accrued.
To supplement the Company's revenue components of its Financial Services segment presented in accordance with generally accepted accounting principles ("GAAP"), the Company has disclosed two non-GAAP measures of operating results that exclude the adjustment of $1.2 million recorded in the second quarter of June 29, 2013, as an increase to interchange income for the proposed Visa settlement. Interchange income and total Financial Services revenue are presented below both as reported (on a GAAP basis) and excluding the adjustment to interchange income for the proposed Visa settlement. In light of the nature and magnitude, the Company believes these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations as they relate to its Financial Services segment. The following non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.

	June 29, 2013	June 30, 2012	Increase (Decrease)	% Change
Three Months Ended:
Interchange income	$85,697	$74,939	$10,758	14.4%
Adjustment for Visa antitrust settlement	(1,200)	—	(1,200)
Interchange income - 2013 non-GAAP adjusted	$84,497	$74,939	$9,558	12.8

Total Financial Services revenue	$88,578	$79,267	$9,311	11.7
Adjustment for Visa antitrust settlement	(1,200)	—	(1,200)
Total Financial Services revenue - 2013 non-GAAP adjusted	$87,378	$79,267	$8,111	10.2

Interchange income as a percentage of average total credit card loans - 2013 non-GAAP adjusted	10.0%	10.0%	—%
Financial Services revenue as a percentage of average total credit card loans - 2013 non-GAAP adjusted	10.4%	10.4%	—%

Six Months Ended:
Interchange income	$163,327	$143,366	$19,961	13.9%
Adjustment for Visa antitrust settlement	(1,200)	—	(1,200)
Interchange income - 2013 non-GAAP adjusted	$162,127	$143,366	$18,761	13.1

Financial Services revenue	$174,350	$162,722	$11,628	7.1
Adjustment for Visa antitrust settlement	(1,200)	—	(1,200)
Financial Services revenue - 2013 non-GAAP adjusted	$173,150	$162,722	$10,428	6.4

Interchange income as a percentage of average total credit card loans - 2013 non-GAAP adjusted	9.6%	9.6%	—%
Financial Services revenue as a percentage of average total credit card loans - 2013 non-GAAP adjusted	10.3%	11.0%	(0.7)%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts for the periods presented below.

	Three Months Ended
	June 29, 2013	June 30, 2012	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,387,851	$3,001,213	$386,638	12.9%
Average number of active credit card accounts	1,651,288	1,492,033	159,255	10.7

Average balance per active credit card account (1)	$2,052	$2,011	$41	2.0

Net charge-offs on credit card loans (1)	$15,879	$13,948	$1,931	13.8
Net charge-offs as a percentage of average credit card loans (1)	1.87%	1.86%	0.01%
(1) Includes accrued interest and fees

	Six Months Ended
	June 29, 2013	June 30, 2012	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,367,002	$2,984,384	$382,618	12.8%
Average number of active credit card accounts	1,642,420	1,487,242	155,178	10.4

Average balance per active credit card account (1)	$2,050	$2,007	$43	2.1

Net charge-offs on credit card loans (1)	$31,464	$28,794	$2,670	9.3
Net charge-offs as a percentage of average credit card loans (1)	1.87%	1.93%	(0.06)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Total revenue, impairment and restructuring charges, operating income, provision for income taxes, net income, and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the adjustment to interchange income for the proposed Visa settlement recorded in the three and six months ended June 29, 2013, and (ii) the impairment and restructuring charges recorded in the three and six months ended June 29, 2013, respectively. The impairment and restructuring charges relate to the closure of our former Winnipeg retail store in conjunction with the opening of the new Winnipeg next-generation store in May 2013. In light of the nature and magnitude, the Company believes these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	June 29, 2013			June 30, 2012
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis
	As Reported	Added Back	As Adjusted	As Reported
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (1)	$756,805	$(1,200)	$755,605	$627,254

Total cost of revenue (exclusive of depreciation and amortization)	413,465	—	413,465	340,377
Selling, distribution, and administrative expenses	275,468	—	275,468	229,049
Impairment and restructuring charges (2)	937	(937)	—	—

Operating income	66,935	(263)	66,672	57,828

Interest expense, net	(3,914)	—	(3,914)	(6,444)
Other non-operating income, net	1,108	—	1,108	1,450
Income before provision for income taxes	64,129	(263)	63,866	52,834
Provision for income taxes	19,584	(85)	19,499	18,964

Net income	$44,545	$(178)	$44,367	$33,870

Earnings per basic share	$0.63	$—	$0.63	$0.48

Earnings per diluted share	$0.62	$—	$0.62	$0.47

	Six Months Ended
	June 29, 2013			June 30, 2012
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis
	As Reported	Added Back	As Adjusted	As Reported
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (1)	$1,559,302	$(1,200)	$1,558,102	$1,250,758

Total cost of revenue (exclusive of depreciation and amortization)	872,160	—	872,160	691,136
Selling, distribution, and administrative expenses	540,155	—	540,155	455,218
Impairment and restructuring charges (2)	937	(937)	—	—

Operating income	146,050	(263)	145,787	104,404

Interest expense, net	(9,270)	—	(9,270)	(10,948)
Other non-operating income, net	2,647	—	2,647	2,851
Income before provision for income taxes	139,427	(263)	139,164	96,307
Provision for income taxes	45,035	(85)	44,950	33,611

Net income	$94,392	$(178)	$94,214	$62,696

Earnings per basic share	$1.34	$—	$1.34	$0.90

Earnings per diluted share	$1.32	$—	$1.32	$0.87

(1)
Reflects an adjustment recorded through interchange income to the Company's outstanding liability related to the proposed settlement of the Visa antitrust litigation due to a group of plaintiffs opting out of the proposed Visa settlement in May 2013.

(2)	Reflects charges related to the closure of the former Winnipeg retail store in conjunction with the opening of the new Winnipeg next-generation store in May 2013.